FILED
                                                                 OCT 21 1992
                          CERTIFICATE OF INCORPORATION        DANIEL J. DALTON
                                                             Secretary of State
                                       OF

                           ARC Slide Technologies Ltd.

To:  The Secretary of State
     State of New Jersey

     The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

     FIRST: The name of the corporation is

                           ARC Slide Technologies Ltd.

     SECOND: The purpose or purposes for which the corporation is organized are:

     To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

     THIRD: The aggregate number of shares which the corporation shall have the authority to issue is

                   10,000 shares without nominal or par value

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     FOURTH: The address of the corporation's  initial registered office and the name of the corporation's initial registered agent therein are:

Ethel Kaplan        6 Edwards Point Road, Rumson, N.J. 07760

     FIFTH: The number of directors constituting the initial board of directors shall be two and the names and addresses of the directors are as follows:

Ethel Kaplan        6 Edwards Point Road, Rumson, N.J. 07760

Steven H. Meyer     7 Emma Drive, Wayside, N.J. 07712

     SIXTH: No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     SEVENTH: The name and address of the incorporator is as follows:

Lenore K. Hodes     31 Stelton Road, Piscataway, New Jersey 08854

     IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has hereunto signed this Certificate of Incorporation.

Dated: October 21, 1992

                                                     /s/ Lenore K. Hodes
                                                  ----------------------------
                                                        Lenore K. Hodes